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                      DASZKAL, BOLTON, MANELA, DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

        2401 N. W. BOCA RATON BOULEVARD, SUITE #100, BOCA RATON, FL 33431
                    TELEPHONE (561)367-1040 FAX (561)750-3236


JEFFREY A. BOLTON, CPA, P.A.                   MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                  OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN, CPA. P.A.






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form 10-SB of our report dated May 21, 1999, except for Note 11 which is dated January 28, 2000 relating to the consolidated financial statements of Liteglow Industries, Inc. and subsidiaries for the years ended December 31, 1998 and 1997.





Boca Raton, Florida                     /s/ Daszkal, Bolton, Manela, Devlin &Co.
November 1, 1999